Exhibit 23.02

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of OGE Energy Corp. of our report dated April 30, 2013, relating to the combined financial statements of CenterPoint Energy Field Services, LLC, CenterPoint Energy Gas Transmission Company, LLC, CenterPoint Energy - Mississippi River Transmission, LLC, CenterPoint Energy Southeastern Pipelines Holding, LLC and other CenterPoint Energy midstream subsidiaries (collectively the “CenterPoint Midstream Entities”) for the years ended December 31, 2012, 2011, and 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined financial statements of the CenterPoint Midstream Entities from the historical accounting records maintained by CenterPoint Energy, Inc. and its subsidiaries), appearing in the Current Report on Form 8-K of OGE Energy Corp. filed on July 16, 2013.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
August 5, 2013